Exhibit 99.2

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (224) 948-2349

Investor Contacts:

Scott Bohaboy, (224) 948-3212

Mary Kay Ladone, (224)948-3371

Clare Trachtman, (224) 948-3085

BAXTER ANNOUNCES EFFECTIVENESS OF BAXALTA FORM 10 REGISTRATION STATEMENT

DEERFIELD, Ill., June 9, 2015 – Baxter International Inc. (NYSE:BAX), announced today that the Registration Statement on Form 10 filed by Baxalta Incorporated has been declared effective by the Securities and Exchange Commission (SEC) (available at www.baxter.com/transition). The Registration Statement on Form 10 includes information regarding the business and spin-off of Baxalta, which is expected to be complete on July 1, 2015.

On June 5, 2015, the Baxter board of directors approved the planned separation of Baxter and Baxalta and declared a special dividend distribution of 80.5 percent of the outstanding shares of Baxalta common stock to Baxter shareholders, with Baxter retaining the remaining shares. For each share of Baxter common stock held of record as of the close of business on June 17, 2015, Baxter shareholders will receive one share of Baxalta common stock. The special dividend is expected to be paid on July 1, 2015.

There is no current market for Baxalta common stock. The New York Stock Exchange (NYSE) has advised that beginning on June 15, 2015, Baxalta stock will begin trading on a “when-issued” basis under the symbol “BXLT WI.” When-issued trading will continue until the special dividend distribution is complete.

Form 10 Registration Statement for Baxalta Spin-Off – Page 2

In addition, starting June 15, 2015, Baxter common stock is expected to trade on the NYSE in both “regular way” (“BAX”) and “when-issued” markets (“BAX WI”). Shares trading under “BAX” will carry the right to receive shares of Baxalta common stock, if held as of the close of business on June 17, 2015, the record date of the distribution. Shares trading under “BAX WI” will not carry the right to receive shares of Baxalta common stock as part of the distribution. If shares of Baxter common stock are sold in the “regular-way” market after June 15, 2015, but before the distribution date, the shareholder is selling the right to receive shares of Baxalta common stock as part of the distribution. Baxter shareholders are encouraged to consult with their financial advisors regarding the specific consequences of selling Baxter common stock on or before June 30.

After the distribution, Baxalta will be an independent company and its stock will begin regular way trading under the ticker symbol “BXLT” on the NYSE on July 1, 2015. Baxter will continue to trade on the NYSE under the ticker symbol “BAX.”

Following the separation, Baxter will have a broad, leading global footprint built around fluid systems, renal therapies, parenteral nutrition, inhalation anesthetics and biosurgery products. It will be focused on developing new healthcare solutions for hospital, in-center and home based therapies. Baxalta will be a global biopharmaceutical leader developing, manufacturing and commercializing therapies for orphan diseases and underserved conditions in hematology, oncology and immunology. Baxalta’s broad and diverse pipeline includes biologics with novel mechanisms, as well as small molecules and advanced technology platforms such as gene therapy.

Form 10 Registration Statement for Baxalta Spin-Off – Page 3

This release includes forward-looking statements concerning the planned separation of Baxter’s biopharmaceutical and medical products businesses, including the expected timing and structure of the transaction and the expected business prospects, long-range plan, capital structure, R&D pipeline including regulatory actions and commercial launch events, business development plans and other growth strategies of the two resulting companies after the separation. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the ability to successfully separate the biopharmaceutical and medical products businesses on the terms or timeline currently contemplated, if at all, and achieve the intended results and the failure to continue to satisfy conditions for the distribution, including continued effectiveness of the filing of Baxalta’s Form 10 and availability of relevant solvency and tax opinions; demand for and market acceptance of new and existing products; product development risks; product quality or patient safety concerns; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts; failures with respect to compliance programs; future actions of third-parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global, trade and tax policies; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits; fluctuations in supply and demand and the pricing of plasma-based therapies; the availability of acceptable raw materials and component supply; the inability to create timely production capacity or other manufacturing supply difficulties; the ability of Baxalta to obtain debt financing on favorable terms; the ability to enforce owned or in-licensed patents, or the patents of third parties preventing or restricting manufacture, sale or use of affected products or technology; the impact of global economic conditions; fluctuations in foreign exchange and interest rates; any change in law concerning the taxation of income, including income earned outside the United States; actions taken by tax authorities in connection with ongoing tax audits; breaches or failures of the company’s information technology systems; loss of key employees or inability to identify and recruit new employees; the outcome of pending or future litigation; the adequacy of the company’s cash flows from operations to meet its ongoing cash obligations and fund its investment program; and other risks identified in the Form 10 filed by Baxalta and Baxter’s most recent filing on Form 10-K and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements.

# # #